Exhibit 4.1

smartsheet

NUMBER
SS

SHARES

THIS CERTIFICATE IS
TRANSFERABLE IN
NEW YORK, NY

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

CUSIP 83200N 10 3
SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, NO PAR VALUE, OF

SMARTSHEET INC.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT & CHIEF EXECUTIVE OFFICER

SMARTSHEET INC.
CORPORATE
SEAL
JUNE 1,
2005
WASHINGTON

GENERAL COUNSEL & SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(NEW YORK, NY)
TRANSFER AGENT
AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

CERTIFICATE OF STOCK

HERITAGE BANKNOTE

attorney-in-fact to tr
ansfer the said stock on the books of the within named Corporation with full power of substitution in the premises. This Certificate evidences shares of Class A Common Stock of the Corporation. Other classes of shares of the Corporation are or may in the future be authorized, and those classes may consist of one or more series of shares, each with different rights, preferences and limitations. The Corporation will furnish any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: Additional abbreviations may also be used though not in the above list. TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common COM PROP – as community property UNIF GIFT MIN ACT – ......................... Custodian ......................... (Cust) (Minor) under Uniform Gifts to Minors Act.............................................................................. (State) UNIF TRF MIN ACT – ................. Custodian (until age ..................) (Cust) ............................................. under Uniform Transfers (Minor) to Minors Act............................................................ (State) FOR VALUE RECEIVED, _____________________________________________________ hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED. Signature(s) Guaranteed: (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) X X